                                                           Exhibit No. EX-99.p.8

For Internal Use Only
--------------------------------------------------------------------------------

                                 CODE OF ETHICS

                  EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC
                       EVERGREEN INVESTMENT SERVICES, INC.
                           J.L. KAPLAN ASSOCIATES, LLC

                           Effective February 1, 2005

EACH   CAPITALIZED   TERM  SHALL  HAVE  THE  MEANING   PROVIDED  IN  SECTION  V,
"DEFINITIONS."

As an  Employee  of any of the  Covered  Companies,  you are  required  to read, understand  and  abide  by this  Code of  Ethics,  or Code.  The  Code  contains affirmative requirements as well as prohibitions that you are required to adhere to in connection  with  securities  transactions  effected on your behalf and on behalf of clients  (including the Evergreen Funds).  Such requirements  include, among other things, (i) notifying the Compliance  Department upon establishing a personal  securities  account  with a  broker/dealer,  (ii)  in  certain  cases, obtaining permission prior to engaging in a personal securities transaction, and
(iii) reporting personal securities transactions to the Compliance Department.

All Employees are required to comply with applicable  Federal  Securities  Laws.
The Federal  Securities Laws have been adopted to prevent and punish  activities such as insider trading,  front-running,  portfolio pumping and window dressing, among  others.  Certain  prohibitions  set forth below are  intended to have the effect of ensuring  compliance with applicable Federal Securities Laws, but such prohibitions  shall in no way limit or  supersede  the  general  requirement  to comply with applicable  Federal  Securities Laws.  Failure to adhere to the Code could result in sanctions,  including dismissal from employment,  and could also in certain cases expose you to civil or criminal  penalties such as fines and/or imprisonment.

No written code of ethics can explicitly cover every situation that possibly may arise. Even in situations not expressly  described,  the Code and your fiduciary obligations  generally require you to put the interests of your clients ahead of your own. In the interests of the Covered Companies and their clients,  the Code of Ethics Compliance Officer and/or a Covered Company's Chief Compliance Officer
may  have  the  obligation  and  duty to  review  and  take  appropriate  action concerning instances of conduct that, while not necessarily violating the letter of the Code,  give the  appearance  of  impropriety.  If you have any  questions regarding  the  appropriateness  of any  action  under  this Code or under  your fiduciary  duties  generally,  you should contact the Code of Ethics  Compliance
Officer,  the  appropriate  Chief  Compliance  Officer or the General Counsel to
discuss the matter before taking the action in question.  Similarly,  you should consult  with the  Compliance  Department  or an attorney in  Evergreen's  legal department if you have any questions concerning the meaning or interpretation of any provision of the Code.

Finally,  as an employee  of Wachovia  Corporation  or one of its  divisions  or subsidiaries,  you should  consult  Wachovia  Corporation's  Code of Conduct and
Ethics contained in your Employee Handbook.

I.   PROHIBITED ACTIVITIES.

A.  No  Employee  shall  engage  in  any  Security  transactions,   activity  or
relationship  that  creates or has the  appearance  of  creating  a conflict  of interest  (financial or other)  between the Employee and a Covered  Company or a
Client  Account.  Each  Employee  shall always place the  financial and business interests of the Covered  Companies  and Client  Accounts  before his or her own personal financial and business interests.

B. No Employee shall:
          (1) employ any device, scheme or artifice to defraud a Client Account;
          (2) engage in any act, practice,  or course of business which operates or would operate as a fraud or deceit upon a Client Account;
          (3) engage in any fraudulent,  deceptive or manipulative practice with respect to a Client Account; or
          (4)  engage  in any  transaction  that  may  give  the  appearance  of impropriety.

C. No Employee  shall  purchase or sell,  directly or  indirectly,  any Security
(including for the sake of clarification, shares issued by Reportable Funds) for any Personal Account,  any Client Account,  the account of a Covered Company, or any other account,  while in possession of Inside  Information  concerning  that
Security  or the issuer  without the prior  written  approval of (1) the Code of
Ethics  Compliance  Officer,  (2) the  General  Counsel  and  (3)  per  Wachovia
Corporation's  Code of Conduct and Ethics,  Wachovia  Corporation's  Conflict of
Interest  Committee,  which  approval  shall  specifically  determine  that such trading  would  not  constitute  an  improper  use of such  Inside  Information.
Employees  possessing Inside  Information  shall take reasonable  precautions to ensure that such information is not  disseminated  beyond those Employees with a need to know such information. For the sake of clarification, Inside Information may include  information  about important events involving the Reportable Funds, such as, but not  limited to,  changes in the  portfolio  management  team for a
Reportable  Fund or any planned merger or liquidation of a Reportable  Fund. Any questions  should be  directed  to the Code of Ethics  Compliance  Officer,  the appropriate Chief Compliance Officer or the General Counsel.

D. No Employee shall  recommend or cause a Covered  Company or Client Account to take  action or refrain  from  taking  action for the  Employee's  own  personal benefit.

E. (1) No Employee shall purchase or sell any Security for any Personal  Account if he or she knows such Security (a) is being  purchased or sold for any Covered
Company or Client  Account or (b) is being  actively  considered for purchase or sale by any Covered Company or Client Account.

(2) A  Covered  Company  shall not  purchase  or sell any  Security  for its own account if the Employee  making such purchase or sale knows such Security (a) is being  purchased  or sold  for  any  Client  Account  or (b) is  being  actively considered for purchase or sale by any Client Account.
          The  prohibitions  contained  in Section  I.E(1) and I.E(2)  shall not apply to:
                    (i) purchases  pursuant to a dividend  reinvestment  program
                    (DRIP)  or  purchases  based  upon  preexisting  status as a security holder, policyholder or depositor;
                    (ii) purchases of Securities  through the exercise of rights issued to the  Employee  as part of a pro rata  issue to all holders of such Securities, and the sale of such rights;
                    (iii)  transactions that are  non-volitional,  including any sale out of a brokerage  account  resulting from a bona fide margin call as long as  collateral  was not  withdrawn  from such account within 10 days prior to the call; and
                    (iv) transactions previously approved in writing by the Code of Ethics  Compliance  Officer that have been determined not to be harmful to any Client Account because of the volume of trading in the Security.

F. No Employee shall purchase a Security for any Personal  Account in an initial public offering,  except for initial public offerings where the individual has a right to  purchase  the  Security  based on a  preexisting  status as a security holder,  policy  holder or  depositor  and initial  public  offerings  where the
Employee  qualifies  for  participation  in a "friends  and  family"  program in connection  with the  offering.  No Access  Person who has a right to purchase a
Security  in an  initial  public  offering  based on a  preexisting  status as a security holder, policy holder or depositor and wishes to purchase the Security, or wishes to  purchase  a  Security  in an  initial  public  offering  through a
"friends and family"  program,  may purchase a Security for any Personal Account in an initial  public  offering  without prior  written  approval of the Code of
Ethics Compliance Officer.  In considering  whether to grant such approval,  the
Code of Ethics Compliance  Officer will consider whether the purchase would harm or otherwise be adverse to the interests of any Client Account.

G. No  Employee  shall  maintain  or open a  brokerage  account  constituting  a
Personal  Account unless duplicate  confirmations  and statements of all account activity are forwarded to the Compliance Department.

H. No Employee shall use any Derivative to evade the  restrictions  of this Code of Ethics.

I. No Investment  Person shall be a director of a publicly  traded company other than Wachovia  Corporation  without prior written approval of the Code of Ethics
Compliance Officer. Approval generally will not be granted.

J. No Access  Person  shall make  investments  for any  Personal  Account in any investment  club  without  prior  written  approval  from  the  Code  of  Ethics
Compliance Officer.

K. No Access  Person  may  purchase  a Security  for any  Personal  Account in a private offering without prior written approval of the person's Chief Investment
Officer and the Code of Ethics  Compliance  Officer.  In considering  whether to grant such approval,  the Chief Investment Officer and Code of Ethics Compliance
Officer will consider several factors, including but not limited to:
          (1) whether the investment opportunity should be reserved for a Client
          Account; and
          (2) whether the  opportunity  is being offered to the Access Person by virtue of his or her position  with  respect to a Client  Account or a
          Covered Company.

          If approval is granted, the Access Person must disclose the investment to the appropriate  Chief Investment  Officer before  participating in any way in any decision as to whether a Client  Account  should invest in such Security or in another Security issued by the same issuer.  In such circumstances, the Chief Investment Officer will conduct a review by  investment  personnel  with no interest  in the issuer  prior to a purchase  on behalf of a Client  Account.  The  Compliance  Department shall retain a record of this  approval and the  rationale  supporting
          it.
L. Without prior written approval from the Code of Ethics Compliance Officer, no
Access  Person may offer  investment  advice  with  respect  to, or manage,  any account or portfolio  (other than a Client  Account) of which the Access  Person does not have Beneficial Ownership.

M. No  Investment  Person  may  profit  from the  purchase  and sale or sale and purchase of the same (or equivalent) Securities (other than Securities issued by
Wachovia  Corporation)  in a  Personal  Account  within 60  calendar  days.  Any resulting  profits  will be  disgorged  as  instructed  by the  Code  of  Ethics
Compliance Officer.

N. No  Investment  Person may buy or sell a Security  for any  Personal  Account within seven calendar days before or after a Client Account, except for:
          (1) purchases  pursuant to a dividend  reinvestment  program (DRIP) or
          purchases  based  upon  preexisting   status  as  a  security  holder,
          policyholder or depositor;
          (2) purchases of  Securities  through the exercise of rights issued to the  Employee  as part of a pro  rata  issue  to all  holders  of such
          Securities, and the sale of such rights;
          (3) transactions that are non-volitional,  including any sale out of a brokerage  account  resulting  from a bona fide margin call as long as collateral  was not withdrawn  from such account within ten days prior to the call; and
          (4) transactions  previously approved in writing by the Code of Ethics
          Compliance  Officer that have been determined not to be harmful to any
          Client  Account  because of the volume of trading in the  Security  or otherwise.

          Any  related  profits  from  such  transaction  will be  disgorged  as instructed by the Code of Ethics Compliance Officer.

O. No Employee shall, directly or indirectly, in connection with any purchase or sale of any Security by a Client  Account or a Covered  Company or in connection with the business of a Client  Account or a Covered  Company,  accept or receive from a third  party any gift or other  thing of more than de minimis  value (for purposes of this Code,  anything with a value in excess of $100), other than (1)
business  entertainment such as meals and sporting events involving no more than ordinary amenities and (2) unsolicited advertising or promotional materials that are generally available.  An Employee also should consult Wachovia Corporation's
Code of Conduct and Ethics  relating to acceptance  of gifts from  customers and suppliers.  An Employee shall refer questions  regarding the  permissibility  of accepting  items of more than de minimis value to the Code of Ethics  Compliance
Officer.

P. No Investment  Person shall sell any shares of any open-end  Reportable  Fund held in a Personal Account,  other than a money market fund, prior to six months from date of purchase  (unless the purchase or sale was pursuant to a systematic investment plan or program).  Exceptions to this requirement may only be made by the Code of Ethics Compliance Officer, who will report any such exception to the
Evergreen Funds' Board of Trustees.

Q. No  Employee  who is not an  Investment  Person  shall sell any shares of any open-end  Reportable Fund held in a Personal Account,  other than a money market fund,  prior to 90 days from date of purchase  (unless the  purchase or sale was pursuant  to a  systematic  investment  plan  or  program).  Exceptions  to this requirement may only be made by the Code of Ethics Compliance Officer,  who will report any such exception to the Evergreen Funds' Board of Trustees.

R. All  individuals  subject to this Code of Ethics shall  maintain any open-end
Evergreen  Fund  position of which they have  Beneficial  Ownership,  other than
positions  held  through  a  Wachovia  Corporation   retirement  plan  or  other
retirement  plan (for  example,  a  retirement  plan of a spouse's  then-current employer)  approved  by the Code of Ethics  Compliance  Officer,  directly  with
Evergreen  Service  Company,  LLC (transfer  agent for the  Evergreen  Funds) or
Wachovia Securities, LLC.

S. "Good till  canceled" and "limit" orders are forbidden for all Access Persons except with respect to transactions excluded from the pre-clearance  requirement pursuant to Section II.B(1) or II.B(2) below.

T. No  Employee  shall  participate  in a  tender  offer  made  by a  closed-end
Reportable Fund under the terms of which the number of shares to be purchased is limited to less than the outstanding shares of such closed-end Reportable Fund.

II.  PRE-CLEARING PERSONAL TRADES

A. Only Access Persons are subject to the pre-clearance requirement set forth in this Section II. Investments that are not Securities as defined in this Code are not subject to the  pre-clearance  requirement  set forth in this Section II. No
Access Person may engage in a Securities  transaction  (other than a transaction described in Section II.B below)  involving a Personal  Account unless he or she has first  completed a Personalized  Trade  Authorization  Form (PTAF).  A trade cannot be completed  unless the Compliance  Department has provided  approval or the  transaction  is excluded  from the  pre-clearance  requirement  pursuant to
Section II.B below.  Any  approval by the  Compliance  Department  shall only be valid until the end of the next trading  day.  The time  allotment is limited to the actual time of purchase or sale of the  Security.  If execution of the trade does not take place by the end of the next trading  day,  then another PTAF must be completed and approved. "Good till canceled" and "limit" orders are forbidden for all Access  Persons  except with respect to  transactions  excluded from the pre-clearance requirement pursuant to Section II.B(1) or II.B(2) below.

B. The following transactions are excluded from the pre-clearance requirement:
          (1) Any  transactions  in Securities  traded on a national  securities exchange or NASDAQ with an aggregate  amount equal to or less than the lesser of (a) 500  shares or (b)  $25,000  for a  particular  Security within a seven calendar day window.
          (2) Any transactions in fixed income Securities,  including corporate, municipal  and foreign  bonds,  in an aggregate  amount of $50,000 par value or less for a particular  Security  within a seven  calendar day window.
               The exclusions in Sections  II.B(1) and II.B(2) are not valid for an Investment  Person who has  knowledge of recent  purchases and sales of the same Security within any Client Account.

          (3)  Transactions in exchange  traded funds.  For the sake of clarity,
          many  exchange  traded  funds  are  registered   open-end   investment
          companies  and  thus  would  not  be  included  in the  definition  of
          "Security" for purposes of this Code;  however,  other exchange traded funds are unit investment trusts and thus not explicitly excluded from the definition of "Security" for purposes of this Code.  Although unit investment  trusts that  invest  exclusively  in  open-end  investment companies  are  excluded  from  the  definition  of  "Security,"  unit investment  trusts that are  exchange  traded  funds  typically do not invest  exclusively  in open-end  investment  companies  and therefore typically will not be excluded.
          (4) Transactions in Reportable Funds.
          (5) Transactions in 529 Plans.
          (6) Purchases  pursuant to a dividend  reinvestment  program (DRIP) or purchases based upon preexisting  status as a security holder,  policy holder or depositor.
          (7) Purchases of  Securities  through the exercise of rights issued to the  Employee  as part of a pro  rata  issue  to all  holders  of such
          Securities  (except for  purchases  of such  Securities  in an initial public  offering,  which  requires  pre-clearance  pursuant to Section
          I.F), and the sale of such rights.
          (8) Transactions that are non-volitional,  including any sale out of a brokerage  account  resulting  from a bona fide margin call as long as collateral  was not withdrawn  from such account within ten days prior to the call.
          (9) Transactions in Securities issued by Wachovia Corporation.
          (10)  Transactions  by an  Investment  Person in a  Security  that all
          Client  Accounts  for which the person  makes or  executes  investment decisions or  recommendations  are prohibited  under their  investment guidelines from purchasing.
          (11) Transactions previously approved in writing by the Code of Ethics
          Compliance  Officer that have been determined not to be harmful to any
          Client  Account  because of the volume of trading in the  Security  or otherwise.  Notwithstanding  the  exclusions  from  the  pre-clearance requirement set forth in this Section II.B, all transactions  that are excluded  from  the  pre-clearance  requirement  pursuant  to  Section
          II.B(1),  II.B(2) or II.B(3) must be entered  into the  StarCompliance system on a PTAF within 24 hours of execution.

C. All  Employees  should  consult  Wachovia  Corporation's  Code of Conduct and
Ethics   regarding   the   permissibility   of  investing  in  other   financial
institutions.

III. REPORTING REQUIREMENTS

A. The Covered  Companies are required to provide every  Employee with a copy of this Code of Ethics and all  amendments  thereto.  Each quarter,  every Employee must complete an acknowledgment  (in electronic or written form) stating that he or she has received  and reviewed and will comply with this Code of Ethics.  New
Employees must read the Code and complete the  acknowledgment  within 30 days of employment.

B. Each Employee shall be  responsible  for ensuring that every broker with whom he or she transacts for any Personal  Account provides  duplicate  confirmations and statements for all purchases and sales of Securities to:
                     Evergreen Investments
                     Compliance Department
                     200 Berkeley Street, 23rd Floor
                     Boston, MA 02116
     If an Employee encounters a problem in complying with this provision, he or she shall notify the Compliance Department  immediately and may be required to close such Personal Account.

C. Each  Employee who is not an  Investment  Person or Access Person must report all Security transactions for his or her Personal Account annually for each year ending  December  31 by the  following  January  31 for  calendar  year 2005 and
February 14 for each  subsequent year (the  information  being current as of the date the report is submitted); provided, however, Security transactions need not be separately  reported under this  paragraph if copies of broker  confirmations for the  transaction  or account  statements  reflecting  the  transactions  are forwarded to the Compliance  Department  during the course of the year or within
30 calendar days after the end of the applicable calendar quarter.

D. Each Access Person and Investment Person must report all Securities  holdings in all Personal  Accounts upon commencement of employment (or within ten days of becoming an Access Person,  in either case the  information  being current as of the date the report is submitted) and thereafter annually,  for each year ending
December 31 by the  following  January 31 for calendar year 2005 and February 14 for each  subsequent  year (the  information  being  current  as of the date the report is submitted).

E. Each Access Person shall file with the  Compliance  Department  within thirty calendar  days  after  the end of each  calendar  quarter  (March  31,  June 30,
September 30, December 31) a report listing each Security transaction (including those exempt from the  pre-clearance  requirements)  effected during the quarter for any Personal Account; provided,  however, a Security transaction need not be separately  reported under this paragraph if a copy of a broker confirmation for the transaction or an account statement  reflecting the transaction is forwarded to the  Compliance  Department  within  30  calendar  days  after the end of the applicable calendar quarter.

F. Any  Employee  who becomes  aware of any person  trading on or  communicating
Inside  Information  (or  contemplating  such actions) must promptly report such event to (i) the appropriate Chief Compliance Officer or (ii) the Code of Ethics
Compliance  Officer or the General  Counsel,  who shall report such event to the appropriate Chief Compliance Officer.

G. Any Employee who becomes  aware of any person  violating  this Code of Ethics must promptly report such event to (i) the appropriate Chief Compliance  Officer or (ii) the Code of Ethics Compliance Officer or the General Counsel,  who shall report such event to the appropriate Chief Compliance Officer.

IV.  ENFORCEMENT

A.  Review.  The  Code of  Ethics  Compliance  Officer,  the  appropriate  Chief
Compliance Officer or his or her respective  designee shall review reports filed under the Code of Ethics  to  determine  whether  any  violation  of the Code of
Ethics may have occurred. This includes not only instances of violations against the letter of the Code,  but also any instances  that may give the appearance of impropriety.

B. Investigation.  The General Counsel shall investigate any substantive alleged violation of the Code of Ethics. An Employee  allegedly  involved in a violation of the Code of Ethics may be required  to deliver to the General  Counsel or his or her designee all tax returns involving any Personal Account or any Securities for which the Employee has Beneficial Ownership for all years requested. Failure to comply may result in termination.

C. Sanctions. In determining the sanctions to be imposed for a violation of this
Code of Ethics, the following factors, among others, may be considered:
          (1) the degree of willfulness of the violation;
          (2) the severity of the violation;
          (3) the extent,  if any, to which an  Employee  profited or  benefited from the violation;
          (4) the adverse effect,  if any, of the violation on a Covered Company or a Client Account; and
          (5) any history of prior violation of the Code.

          The following sanctions, among others, may be considered:

          (1) disgorgement of profits;
          (2) fines;
          (3) letters of reprimand;
          (4) suspension or termination of employment; and
          (5)  such  other  actions  as  the  Regulatory   Compliance  Oversight
          Committee shall determine.

D. All  material  violations  of the Code of  Ethics  involving  Employees  with responsibilities  relating to the  Evergreen  Funds or otherwise  involving  the
Evergreen  Funds, and any sanctions  imposed,  shall be reported to the Board of
Trustees of the Evergreen  Funds.  All  violations of the Code and any sanctions also shall be reported to the Employee's  supervisor,  and any regulatory agency requiring such reporting, and shall be filed in the Employee's personnel record.

E. Potential Legal Penalties for Misuse of Inside Information. Violations of the
Code may subject the violator to any or all of the  following  legal  penalties, among  others,  that  may  be  sought  by  governmental  regulators  and/or  law enforcement agencies:
          (1)  civil  penalties  up to three  times  the  profit  gained or loss avoided;
          (2) disgorgement of profits;
          (3) injunctions, including being banned from the securities industry;
          (4) criminal penalties up to $1 million; and/or
          (5) imprisonment.

V.   DEFINITIONS

529 Plan: A trust created by a state that holds assets for a "qualified  tuition plan" as defined in, and pursuant to,  Section 529 of the Internal  Revenue Code and that issues municipal securities representing interests in the trust.

Access Person: Access Person includes:  (1) any director of a Covered Company or any officer of a Covered Company with the title of Vice President or above,  but excluding any such director or officer excluded in writing by the Code of Ethics
Compliance Officer with the approval of the General Counsel;  (2) any Investment
Person,  but excluding any such person excluded in writing by the Code of Ethics
Compliance  Officer  with  the  approval  of the  General  Counsel;  and (3) any
Employee  of a  Covered  Company  who (a) has  access to  nonpublic  information regarding the purchase or sale of  securities  by a Client  Account or a Covered
Company  or  nonpublic  information  regarding  the  portfolio  holdings  of any
Reportable  Fund  or (b) is  involved  in  making  or has  access  to  nonpublic securities  recommendations  made to Client  Accounts.  Upon the hiring of a new
Employee or of a change in an Employee's job title or responsibilities, the Code of Ethics  Compliance  Officer  will  determine  whether the  Employee is or has become an Access Person under the Code. The Code of Ethics Compliance Officer or his or her designee will notify the Employee.

Beneficial  Ownership:  A direct or indirect financial interest in an investment giving a person the  opportunity  directly or indirectly to  participate  in the risks and rewards of the  investment,  regardless of the actual owner of record.
Securities of which a person may have Beneficial  Ownership include, but are not limited to:
          (1)  securities  owned by a spouse,  by or for minor  children,  or by relatives  of the  person or his or her  spouse who live in his or her home,  including  securities  in  trusts  of which  such  persons  are beneficiaries;
          (2) a  proportionate  interest in securities  held by a partnership of which the person is a general partner;
          (3)  securities  for which a person has a right to dividends  that are separated or separable from the underlying securities; and
          (4)  securities  that a person  has a right  to  acquire  through  the exercise or conversion of another security.

Client  Account:  Any account of any person or entity  (including  an investment company) for which a Covered Company provides  investment advisory or investment management services. Client Account does not include brokerage or other accounts not involving investment advisory or management services.

Compliance Department:  The Compliance Department consists of the Code of Ethics
Compliance  Officer,  the Chief Compliance Officers of the Covered Companies and
the staff reporting to them.

Chief Compliance Officer:  The Chief Compliance Officer for each Covered Company is set forth below:

 Covered Company                                   Chief Compliance Officer
 Evergreen Investment Management Company, LLC      Barbara Lapple - 704/383-6419

 J.L. Kaplan Associates, LLC
 Evergreen Investment Services, Inc.               Michele Grant - 704/383-2116

Code of Ethics Compliance Officer: Jim Angelos - 617/210-3690

Covered  Company:   Includes  Evergreen  Investment   Management  Company,  LLC,
Evergreen Investment Services, Inc. and J.L. Kaplan Associates, LLC.

Derivative:  Every  financial  arrangement  whose value is linked to, or derived from,  fluctuations in the prices of stock,  bonds,  currencies or other assets.
Derivatives include but are not limited to futures,  forward contracts,  options and swaps on interest rates, currencies, and stocks.

Direct or Indirect  Influence or Control:  The power on the part of an Employee, his or her  spouse  or a  relative  living  in his or her  home to  directly  or indirectly influence the selection or disposition of investments.

Employee:  Any director,  officer,  or employee of a Covered Company,  including temporary or part-time employees and employees on short-term disability or leave of absence,  and may include any director,  officer or employee of any affiliate of a Covered Company who provides any services to a Covered Company. Independent contractors  and their employees  providing  services to a Covered  Company,  if designated  by the  Code of  Ethics  Compliance  Officer,  shall be  treated  as
Employees  under this Code. Any other person who provides  investment  advice on behalf of a Covered Company and is subject to the supervision and control of the
Covered Company shall also be treated as an Employee under this Code.

Evergreen Funds: The registered open-end  investment  companies whose shares are distributed by Evergreen Investment Services, Inc. and the registered closed-end investment  companies  that  are  advised  by  Evergreen  Investment  Management
Company, LLC.

Federal Securities Laws: The Securities Act of 1933, as amended;  the Securities
Exchange Act of 1934, as amended;  the  Sarbanes-Oxley  Act of 2002, as amended;
the Investment Company Act of 1940, as amended;  the Investment  Advisers Act of
1940, as amended; Title V of the  Gramm-Leach-Bliley  Act, as amended; any rules adopted by the  Securities  and Exchange  Commission  under any of the foregoing statutes;  and the Bank  Secrecy  Act, as amended,  as it applies to  investment companies  registered under the Investment Company Act of 1940, as amended,  and investment  advisers,  and any rules  adopted  under the Bank Secrecy Act by the
Securities and Exchange Commission or the Department of the Treasury.

General Counsel: Michael H. Koonce - 617/210-3663

Inside Information:  Information regarding a Security or its issuer that has not yet been  effectively  communicated  to the  public  through  a  Securities  and
Exchange  Commission  filing or widely  distributed  news  release,  and which a reasonable investor would consider important in making an investment decision or which is reasonably  likely to impact the trading price of the Security.  Inside
Information  includes,  but is not limited to,  information  about (1)  dividend changes,  (2) earnings estimates and changes to previously  released  estimates,
(3) other changes in financial status, (4) proposed mergers or acquisitions, (5)
purchases or sales of material amounts of assets,  (6) significant new business, products or discoveries or losses of business, (7) litigation or investigations,
(8) liquidity difficulties or (9) management changes.

Investment Person: An Employee who is a portfolio manager,  securities  analyst, or trader,  or who  otherwise  makes  recommendations  regarding  or effects the purchase or sale of securities by a Client Account.

Personal Account: Any holding of Securities  constituting  Beneficial Ownership, other than a holding of  Securities  previously  approved  by the Code of Ethics
Compliance Officer over which the Employee has no Direct Influence or Control. A
Personal Account is not limited to securities  accounts  maintained at brokerage firms, but also includes holdings of Securities owned directly by an Employee or held through a retirement plan of Wachovia Corporation or any other employer.

Regulatory  Compliance  Oversight  Committee:  The  members  of  the  Regulatory
Compliance  Oversight Committee are Dennis Ferro, Chris Conkey,  Michael Koonce,
Doug Munn, Jim Angelos and Barbara Lapple.

Reportable  Fund:  Reportable Fund means (1) any investment  company  registered under  the  Investment  Company  Act of 1940,  as  amended,  for which a Covered
Company serves as an investment  adviser as defined in Section  2(a)(20) of that
Act, or (ii) any investment  company registered under the Investment Company Act of 1940, as amended,  whose investment adviser or principal underwriter controls a Covered Company, is controlled by a Covered Company or is under common control with a Covered Company. For purposes of this definition,  "control" has the same meaning as it does in Section 2(a)(9) of the Investment  Company Act of 1940, as
amended.  A list of all  Reportable  Funds that are not  Evergreen  Funds (i.e., funds other than  Evergreen  Funds that are advised or  subadvised  by a Covered
Company or an  affiliate  of a Covered  Company)  shall be  maintained  and made available for reference under "Affiliated  Sub-Advised Funds" under the "Code of
Ethics" tab in the Compliance Department InSite web page.

Security: Any type of equity or debt instrument and any rights relating thereto, such as  derivatives,  options,  warrants  and  convertible  securities.  Unless otherwise noted, Security does not include:
          (1) U.S.  Government  securities  (all direct  obligations of the U.S.
          Government  and its  agencies  and  instrumentalities  (for  instance, obligations of GNMA, FHLCC, or FHLBs));
          (2) commercial paper, certificates of deposit,  repurchase agreements, bankers' acceptances, or any other money market instruments;
          (3) shares of registered open-end  investment  companies (i.e., mutual funds) that are not Reportable Funds; and
          (4)  shares  issued  by  unit  investment  trusts  that  are  invested exclusively in one or more open-end investment  companies that are not
          Reportable Funds.

Shares  issued  by all  closed-end  funds  are  included  in the  definition  of
Security.  For the sake of clarity,  a commodity  generally is not  considered a
Security,  except that certain  derivative  instruments  (such as, among others, financial futures contracts and options on financial futures contracts) that may be regulated  under the Commodity  Exchange  Act, as amended,  may be considered
Securities.  You should assume that derivative  instruments involving securities and financial  futures  contracts are  Securities  for purposes of this Code. In addition,  investments  in 529 Plans are  considered  Securities for purposes of this  Code.  If you think a  particular  instrument  should  not be covered as a
Security under this Code,  please  consult with the Compliance  Department or an attorney in the Evergreen legal department.

--------------------------------------------------------------------------------